Exhibit 99.1

Norstan Completes Reorganization; Strategically Positioned for
Operating Improvement in Fiscal Year 2005

    MINNEAPOLIS--(BUSINESS WIRE)--April 20, 2004--Norstan, Inc. (Nasdaq:NRRD), a leading provider of communications technology solutions and services, today announced that the company has completed its reorganization initiated in the fourth fiscal quarter to align its resources to create a more efficient organization, with sales and services focused on a geographic basis. As a result, the company's workforce will be reduced by approximately 90 employees by the end of the fiscal year.
    "This action is a result of our plan to improve Norstan's operating performance and profitability," said Scott G. Christian, Norstan's president and CEO. "We are positioning ourselves to more efficiently deliver our products and services to the marketplace."
    The company said this action completes the plan previously announced in February 2004, which included the appointment of Christian as president and CEO. Additionally, the company reorganized its Communications Solutions and Services business segment to concentrate sales and operations within specific geographic markets where Norstan has depth of coverage. At that time, Norstan also announced that it had reduced its executive management team.
    "We expect all of our major constituents to benefit from this reorganization: customers, OEM partners, employees and shareholders," Christian said. "When customers increase their spending on communications infrastructure, this revised sales and services approach will allow us to focus on increasing our business profitability and look forward to renewed growth."
    Norstan will take a pre-tax charge in the fourth quarter of fiscal 2004 of approximately $6.0 - $8.0 million, primarily related to costs associated with severance for all actions taken during the fourth fiscal quarter, a provision for contractual commitments, principally lease costs, and other matters.
    Norstan will report fourth quarter and year-end fiscal 2004 results on June 17, 2004 after the market closes.

    Cautionary Statement Under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements within the meaning of the Private Securities Litigation Acts of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to the development of new technologies, product pricing, industry regulation, management of growth, integration of acquisitions, access to adequate long-term financing and other factors set forth in cautionary statements included in Norstan's Form 10-K and other documents as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date of this release. The company undertakes no obligation to update these forward-looking statements to reflect events and circumstances that may arise after the date of this release. Disclosure of revenue dollars are not intended to reflect materiality, and are subject to confidentiality provisions and customer consent.

    About Norstan, Inc.

    Norstan, Inc. (Nasdaq:NRRD) - A full-service communications solutions company that delivers voice and data technologies and services, and remanufactured equipment to corporate end-users, channel partners and the public sector. Norstan also offers a full range of technologies for customer contact solutions, voice and convergence, messaging, infrastructure and conferencing. Norstan has offices throughout the U.S. and Canada. To learn more, visit the Norstan website at www.norstan.com.

    Norstan and associated product names are trademarks or registered trademarks of Norstan, Inc. in the United States and/or other countries. All other products and services mentioned in this document may be trademarks of the companies with which they are associated.

    CONTACT: Norstan, Inc., Minneapolis
             Jan W. Drymon, 952-352-4292
             jan.drymon@norstan.com
             or
             The Carideo Group
             Tony Carideo, 612-317-2880
             tony@carideogroup.com